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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ArQule, Inc.
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ARQULE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        Our 2002 Annual Meeting of Stockholders will be held at The Museum of Science, Science Park, Boston, Massachusetts 02114 at 8:00 a.m., May 16, 2002 for the following purposes:

  1.
  To elect Michael Rosenblatt M.D. as a director to hold office for a term of three years and until his successor is elected and qualified;

  2.
  To approve an amendment to our Amended and Restated 1994 Equity Incentive Plan to increase the aggregate number of shares of common stock that may be issued under the plan by 1,000,000 shares from 6,700,000 to 7,700,000 shares;

  3.
  To approve an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan to increase the aggregate number of shares of common stock that may be issued under the plan by 200,000 shares from 520,000 to 720,000 shares;

  4.
  To approve an amendment to our Amended and Restated 1996 Director Stock Option Plan to increase the aggregate number of shares of common stock that may be issued under the plan by 100,000 shares from 190,500 to 290,500 shares; and

  5.
  To transact any other business that may properly come before the meeting or any adjournment of the meeting.

        Only stockholders of record at the close of business on April 3, 2002 will be entitled to vote at the meeting or any adjournment. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of ArQule.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ALSO, YOU MAY SUBMIT YOUR PROXY ELECTRONICALLY OR BY TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                      By order of the Board of Directors,
                      J. David Jacobs,
                      Vice President, General Counsel & Secretary

Dated: April 12, 2002

ARQULE, INC.

19 Presidential Way
Woburn, Massachusetts 01801-5140
Telephone: (781) 994-0300

Proxy Statement

General Information

        Our board of directors is soliciting your proxy with the enclosed proxy card for use at our 2002 Annual Meeting of Stockholders to be held at The Museum of Science, Science Park, Boston, Massachusetts, 02114 at 8:00 a.m. on Thursday, May 16, 2002 and at any adjournments of the meeting. This proxy statement and accompanying proxy card are first being sent or given to stockholders on or about April 12, 2002.

        The principal business expected to be transacted at the meeting, as more fully described below, will be the election of a director and the amendments of our Amended and Restated 1994 Equity Incentive Plan, Amended and Restated 1996 Employee Stock Purchase Plan and Amended and Restated 1996 Director Stock Option Plan.

        The authority granted by an executed proxy may be revoked at any time before its exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.

        We will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by our officers and employees in person or by telephone.

        Only stockholders of record at the close of business on April 3, 2002 will be entitled to vote at the meeting. On that date, we had outstanding 21,155,936 shares of common stock, $0.01 par value, each of which is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority in interest of the voting capital stock issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. You may submit your proxy in writing, electronically or by telephone according to the instructions on the enclosed proxy card. If you submit a proxy without directions as to votes on the matters to be considered at the Annual Meeting, the proxy will be voted for the election of the nominee listed below and "FOR" proposals 2, 3 and 4. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. Broker non-votes are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals.

ELECTION OF DIRECTOR

        The company's by-laws provide that the number of directors shall be fixed by the board but shall not be less than one. For 2002, the number of directors is fixed at eight divided into three classes as nearly equal in number as possible. Currently, there are seven directors. Management is actively seeking to add an additional director and discussions with potential candidates are ongoing. At the meeting, one director will be elected to hold office for three years and until his successor is elected and qualified.

        Michael Rosenblatt M.D., who is presently serving as a director, has been nominated for re-election by our board of directors for a term of three years. Unless the enclosed proxy withholds authority to vote for Michael Rosenblatt, the shares represented by such proxy will be voted for his election as the board's nominee. If the nominee is unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for such other candidate as may be nominated by the board of directors.

Vote Required

        Michael Rosenblatt will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Broker non-votes and votes withheld will not affect the outcome of the election.

        The following table contains certain information about the nominee for director and each other person whose term of office as a director will continue after the meeting.

Name and Age	Business Experience and Other Directorships	Director Since	Present Term Expires
Michael Rosenblatt, M.D.* Age: 54
	Michael Rosenblatt, M.D. has been a director since April 1998. From 1992–1998, Dr. Rosenblatt served as the Robert H. Ebert Professor of Molecular Medicine at the Harvard Medical School, Chief of the Division of Bone and Mineral Metabolism at Beth Israel Hospital, and the director of the Harvard MIT Division of Health Sciences and Technology. From 1996–1999, he was the executive director of the Carl J. Shapiro Institute for Education and Research at Harvard Medical School and Beth Israel Deaconess Medical Center. From 1996–1999, he was Harvard faculty dean for academic programs at the Beth Israel Deaconess Medical Center. From 1999–2001, he was President of Beth Israel Deaconess Medical Center. He currently serves as the George R. Minot Professor of Medicine at Harvard Medical School. Prior to 1992, Dr. Rosenblatt was the Senior Vice President for Research at Merck Research Laboratories, a pharmaceutical company. Dr. Rosenblatt serves as a director of certain privately held companies.	1998	2002

*
Nominee for election as director.

Name and Age	Business Experience and Other Directorships	Director Since	Present Term Expires
Laura Avakian Age: 56
	Laura Avakian has been a director since March 2000. Ms. Avakian is currently and since 1999 has been Vice President for Human Resources for the Massachusetts Institute of Technology where she directs all human resource programs and oversees the institution's Medical Department. Prior to joining MIT, she was Senior Vice President, Human Resources, for Beth Israel Deaconess Medical Center and for its parent corporation CareGroup (1996–1999). She previously served as President of the American Society for Healthcare Human Resources Administration, and received the distinguished service award, literature award and chapter leadership award from that society. She received the 1996 Award for Professional Excellence in Human Resources Management from the Society for Human Resource Management. She has also served as editor of the Yearbook of Healthcare Management and authored numerous chapters and articles on human resources management. Ms. Avakian received her BA degree from the University of Missouri at Columbia and her MA degree from Northwestern University.	2000	2004
Timothy C. Barabe Age: 49
	Timothy C. Barabe has been a director since November 2001. Mr. Barabe has been employed by Novartis AG since April 1982 in various capacities. From 1993 through January 2002 Mr. Barabe was the Chief Financial Officer of CIBA Vision Corp., a subsidiary of Novartis. Since February 2002, Mr. Barabe has been Group Vice President and President, Specialty Lenses of CIBA Vision. Since June 1998, Mr. Barabe has served as a director of BioCure, Inc., a majority-owned subsidiary of Novartis. Mr. Barabe is a Trustee and Treasurer of Fernbank Natural History Museum. Mr. Barabe received his B.B.A. degree from the University of Massachusetts (Amherst) and his M.B.A. degree from the University of Chicago.	2001	2003
Werner Cautreels, Ph.D. Age: 49	Werner Cautreels, Ph.D. has been a director since September 1999. Since May 1998, Dr. Cautreels has been the Global Head of Research and Development of Solvay Pharmaceuticals. Prior to that, Dr. Cautreels was employed by Nycomed Amersham Ltd., Sterling Winthrop, and Sanofi in a variety of positions in Research and Development. Dr. Cautreels received his Ph.D. in Chemistry from University of Antwerp, Belgium.	1999	2004

Ariel Elia Age: 66
	Ariel Elia has been a director since September 2000, and was named Chairman of the Board in March 2001. Currently, and since 1999, Mr. Elia serves as Chairman of the European Advisory Board of E.Med Securities, a private, U.S.-based company providing investment banking services to emerging growth companies in the life sciences industry. Mr. Elia is and since 1995 has been a director of Altamir S.A., a French venture capital company, and is and since 1999 has been a director of Yissum, the research and development company of the Hebrew University of Jerusalem in Israel. Mr. Elia also serves as a Governor of both the Ben Gurion University (since 1992) and the Hebrew University of Jerusalem (since 1998), in Israel. Prior to his current positions, Mr. Elia was the Chief Executive Officer of Jouveinal Laboratories, a privately held, French pharmaceutical company. Mr. Elia also spent 17 years with Merck & Co., serving both in Europe and in the U.S., most recently as Senior Vice President, International Division. Before joining Merck & Co., Mr. Elia spent 12 years with American Home Products Corporation, serving as President of the International Household Products Division prior to his departure. Mr. Elia is a U.S. citizen born in Alexandria, Egypt. He graduated from Victoria College in Alexandria, Egypt with an Oxford and Cambridge degree as a Bachelor of Arts. His honors include Knight of the Order of the Crown in Belgium, and Doctor of Philosophy Honoris Causa of Ben Gurion University, Israel.	2000	2003

Tuan Ha-Ngoc Age: 49
	Tuan Ha-Ngoc has been a director since March 2000. Dr. Ha-Ngoc is the founder, and was Chief Executive Officer and a director of deNovis, Inc. from 1999 through February 2002, an advanced business to business financial transactions platform for health care benefits administration. Mr. Ha-Ngoc was previously the Vice President of Strategic Development at American Home Products Corporation from 1998 through 1999. Prior to joining AHP, he was an Executive Vice President for Genetics Institute, Inc. (1997 through 1998). Mr. Ha-Ngoc is a member of the Board of Fellows and Chairman of the Executive Research Committee at the Harvard School of Dental Medicine. He received an MBA from INSEAD in Fontainebleau, France and received a Master's Degree in Pharmacy from the University of Paris, France.	2000	2004
Dr. Stephen A. Hill Age: 44
	Stephen A. Hill, B.M., B.Ch., M.A., F.R.C.S. has served as our President and CEO since April 1999. Prior to his employment with us, from 1997, Dr. Hill was the Head of Global Drug Development at F. Hoffmann-La Roche Ltd. He joined Roche in 1989 as Medical Adviser to Roche Products in the United Kingdom. He held several senior positions there, including that of Medical Director, with responsibility for clinical trials of compounds across a broad range of therapeutic areas, including those of CNS, HIV, cardiovascular, metabolic, and oncology products. Dr. Hill also served as Head of International Drug Regulatory Affairs at Roche headquarters in Basel, Switzerland, where he led the regulatory submissions for seven major new chemical entities globally. He also was a member of Roche's Portfolio Management, Research, Development and Pharmaceutical Division Executive Boards. Prior to joining Roche, Dr. Hill served for seven years with the National Health Service in the United Kingdom, in General and Orthopedic Surgery. Dr. Hill is a Fellow of the Royal College of Surgeons of England, and holds his scientific and medical degrees from St. Catherine's College at Oxford University.	1999	2003

Committees of the Board

        In 2001, the Compensation Committee consisted of Dr. L. Patrick Gage, Dr. Cautreels and Ms. Avakian. Ms. Avakian serves as Chair of the Compensation Committee. Dr. Gage resigned as a director effective January 4, 2002. The Compensation Committee acts for the board of directors with respect to our compensation practices and their implementation. It sets and implements the compensation of our officers and administers the Amended and Restated 1994 Equity Incentive Plan and the Amended and Restated 1996 Employee Stock Purchase Plan. The Compensation Committee met seven times in 2001.

        In 2001, the Audit Committee consisted of Mr. Ha-Ngoc, Dr. Rosenblatt and Mr. Elia, who was appointed to the Committee in March 2001. Mr. Elia left the Audit Committee in November 2001 and was replaced by Mr. Barabe who at that time became Chair of the Audit Committee. The principal purpose of the Audit Committee is to assist the board of directors in overseeing management's performance of internal financial and accounting functions and controls and its reporting of financial results. Its primary functions are to recommend independent auditors to the board of directors, review the results of the annual audit and the auditors' reports, and review the adequacy of our financial controls and procedures. The Audit Committee met five times in 2001. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was filed as Appendix A to our 2001 Proxy Statement filed with the Securities and Exchange Commission on April 20, 2001. You may also obtain a copy by writing to ArQule at 19 Presidential Way, Woburn, MA 01801, Attn.: David C. Hastings, Chief Financial Officer. Each member of the Audit Committee, both during 2001 and currently, is independent as defined by Rule 4200(a)(14) of the National Association of Security Dealers listing standards.

        We do not have a nominating committee.

Attendance at Meetings

        The board of directors held eight meetings during 2001, and each director attended at least 75% of all meetings of the board and of all committees of the board on which he or she served, except that Dr. Cautreels attended 67% of the aggregate of such meetings. Mr. Barabe was elected to the board in November 2001 and has attended all of such meetings since his election.

Director Compensation

        Our directors are paid $2,000 per board meeting for their services as directors. In addition, all directors who are not employees are eligible to participate in the Amended and Restated 1996 Director Stock Option Plan. Mr. Elia, who is Chairman of the Board of Directors, also receives $3,000 for each day he provides consulting services to the company.

        The Director Stock Option Plan provides that each non-employee director who is serving as a director prior to and immediately after any annual meeting of stockholders (whether or not a director is being re-elected) receives an automatic grant of an option to purchase 3,500 shares of our common stock. This option is fully exercisable on the date of grant. In addition, upon the initial election to the board, each non-employee director receives an automatic grant of an option to purchase 7,500 shares of common stock. This option becomes exercisable with respect to 2,500 shares on the date of our next annual meeting of stockholders and each of the next two annual meetings of stockholders, so long as the director remains in office. The options have a term of ten years and an exercise price equal to the closing price of the common stock as reported by the Nasdaq National Market on the last trading day prior to the date of grant. Without giving effect to the proposed amendment described below, the Director Stock Option Plan currently authorizes the grant of stock options to purchase up to a maximum of 190,500 shares of common stock (subject to adjustments for stock splits and similar capital changes).

        Ms. Avakian, Dr. Cautreels, Mr. Elia, Dr. Gage, Mr. Ha-Ngoc and Dr. Rosenblatt each received grants of options to purchase 3,500 shares of common stock in May 2001. Mr. Barabe, who joined the board in November 2001 received his initial election grant of 7,500 shares in March 2002.

STOCK PERFORMANCE GRAPH

        The following graph shows the cumulative total stockholder return on our common stock over the period from December 31, 1996 to December 31, 2001, as compared with that of the Nasdaq Stock Market Index (U. S. Companies) and the Nasdaq Pharmaceuticals Index, based on an initial investment of $100 in each on December 31, 1996. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ARQULE, INC.,
NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX
AND NASDAQ PHARMACEUTICALS INDEX

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
ArQule, Inc.	100.000	145.638	31.352	65.079	203.175	107.937
Nasdaq Market (U.S. Companies) Index	100.000	122.477	172.680	320.832	192.977	153.121
Nasdaq Pharmaceuticals Index	100.000	103.050	130.807	246.642	307.651	262.189

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee Report set forth below describes the compensation policies applicable to our executive officers, including Dr. Stephen A. Hill, our Chief Executive Officer, during 2001.

        Overall Policy.    Our executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and a specific compensation plan that tie a portion of executive compensation to ArQule's success in meeting specified performance goals. In addition, through the use of stock options, we ensure that a part of each executive's compensation is closely tied to the performance of ArQule's stock. The objectives of this strategy are to attract and retain the best possible executive talent, to motivate our executives to achieve the goals inherent in our business strategy, to link executive and stockholder interests through equity-based plans and, finally, to provide a compensation package that recognizes individual contributions as well as corporate technical and financial performance.

        We determine the compensation of all corporate officers, including the Chief Executive Officer and the three other executive officers of the company named in the Summary Compensation Table. We take into account the views of our Chief Executive Officer and review a number of compensation surveys to ensure the competitiveness of the compensation offered by ArQule for purposes of recruiting and retaining key management.

        The key elements of ArQule's executive compensation consist of base salary, performance-based bonuses and stock options. Our policies with respect to each of these elements, including the basis for the compensation awarded to Dr. Hill in 2001, are discussed below. In addition, while the elements of compensation described below are considered separately, we take into account the full compensation package afforded to the individual, including insurance and other employee benefits.

        Base Salaries.    Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, we consider generally available information regarding salaries prevailing in the industry, but do not utilize any particular indices or peer groups.

        Annual salary adjustments are determined by evaluating ArQule's financial performance and the performance of aspects of the business under the control of the particular executive officer. Where appropriate, we also consider non-financial performance measures. These non-financial performance measures may include such factors as efficiency gains, new responsibilities assumed by the executive, quality improvements and improvements in relations with collaborators and employees. No particular weight is given to any of these non-financial factors.

        The base salary for 2001 for each of the executive officers, including Dr. Hill, was based on the performance of the individual as well as a review of compensation paid to persons holding comparable positions in other biotechnology companies. Dr. Hill was paid $376,526 in base salary during 2001. This base salary reflected Dr. Hill's performance as Chief Executive Officer of the company, regional salary competition in the biotechnology sector and achievement of objectives set by the board of directors.

        Performance-based Bonuses.    We believe that a significant part of overall cash compensation for senior executives should be "at risk," i.e., contingent upon successful implementation of the company's strategy. Individuals with the greatest influence on company-wide performance should have the largest amount of cash benefits at risk. Cash bonuses represent a percentage of fixed salary. In determining the target percentage for the bonus of a particular executive, we consider salary survey data and level of strategic contribution to the company's performance. The determination of individual bonus payments is determined after consideration of each executive's individual performance and that of the company as a whole, generally on a calendar-year basis. Dr. Hill was awarded a bonus of $100,000 in acknowledgement of his efforts during the year with respect to advancing the company's integrated drug discovery technology platform.

        Stock Options.    We grant stock options to executive officers under the Amended and Restated 1994 Equity Incentive Plan. Stock options are generally granted with an exercise price equal to the fair market value of the common stock on the date of grant as determined by the Compensation Committee and vest over various periods of time, normally four years or upon the achievement of specified milestones. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and increased. Accordingly, stock option grants align the interests of executive officers and employees with those of stockholders. In determining the amount of these grants, we evaluate the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also take into account the size of the officer's awards in the past. After consideration of all of these factors, Dr. Hill was awarded an option for 80,000 shares in 2001 for his efforts and achievements in 2000. In February 2002, Dr. Hill was awarded 40,000 shares for 2001.

        Deduction for Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") denies deduction for certain compensation in excess of $1,000,000 paid to executive officers, unless certain performance, disclosure, stockholder approval and other requirements are met. The Compensation Committee is currently reviewing the effects of the company's compensation programs with regard to Code Section 162(m). To date, the company has not suffered a loss of compensation deduction as a result of the $1,000,000 limitation. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria critical to the company's success, even where the compensation paid under such programs may not be deductible.

        Conclusion.    As described above, a very significant portion of ArQule's executive compensation is linked directly to individual and corporate performance and stock appreciation. We intend to continue the policy of linking executive compensation to ArQule's performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                      By the Compensation Committee,
                      Laura Avakian
                      Werner Cautreels
                      L. Patrick Gage

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes the compensation paid to or earned by our Chief Executive Officer and our other named executive officers whose salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2001. We refer to these persons as the named executive officers.

		Annual Compensation								Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus			Other Annual Compensation ($)			Securities Underlying Options (#)
Dr. Stephen A Hill President and Chief Executive Officer	2001 2000 1999	$ $ $	376,526 328,462 213,462	$ $ $	100,000(1 140,000(1 100,000(1	) ) )	$ $	15,098(5 102,581(5	) )	80,000 40,000 320,000	(8) (8)
Philippe Bey, Ph.D Senior Vice President of Research and Development and Chief Scientific Officer	2001 2000 1999	$ $ $	262,495 245,686 98,616	$ $	64,200(2 84,000(2	) )	$ $	68,693(6 15,539(6	) )	22,500 20,000 170,000
Dr. Harold E. Selick (3)	2001		$245,949		—			—		—
David C. Hastings, CPA Vice President and Chief Financial Officer	2001 2000	$ $	173,346 121,224	$ $	32,000(4 47,000(4	) )		$31,667(7)		45,000 60,000

(1)
These amounts represent Dr Hill's bonuses for 2001, 2000 and 1999 paid in 2002, 2001 and 2000, respectively.

(2)
These amounts represent Dr. Bey's bonuses for 2001 and 2000 paid in 2002 and 2001, respectively.

(3)
Dr. Selick commenced employment with the company in January 2001. Terms of his employment are described under "Executive Employment Agreements."

(4)
These amounts represent Mr. Hastings' bonuses for 2001 and 2000 paid in 2002 and 2001, respectively.

(5)
Pursuant to his employment agreement, we paid Dr. Hill $100,000 in 1999 as compensation for certain warrants he would have been entitled to receive had he remained with his prior employer. Dr. Hill was reimbursed for $15,098 and $2,581 of relocation expenses incurred by him during the fiscal years ended December 31, 2000 and 1999, respectively, in connection with joining ArQule.

(6)
This amount consists of reimbursement of relocation and temporary living expenses incurred by Dr. Bey during the fiscal years ended December 31, 2000 and 1999 in connection with joining ArQule.

(7)
This amount consists of reimbursement of relocation expenses incurred by Mr. Hastings during the fiscal years ended December 31, 2000 in connection with joining ArQule in February 2000.

(8)
These amounts represent Dr Hill's stock option awards for 2001 and 2000 which were related to the company's performance and management's achievement of specific goals in 2000 and 1999, respectively.

Stock Option Grants in Last Fiscal Year

        The following table sets forth certain information regarding options granted by the company during the fiscal year ended December 31, 2001 to the named executive officers:

Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Number of Securities Underlying Options Granted (#)
Percent of Total Options Granted Employees in Fiscal Year
					Exercise or Base Price ($/Share)			Expiration Date
									5%($)		10%($)
Dr. Stephen A. Hill	80,000(4	)(5)	7.19%			$10.00(3)		3/22/2011		$503,116		$1,274,994
Philippe Bey, Ph.D	7,500(4 15,000(2	) )	0.67 1.35	% %	$ $	10.00(3 28.00(3	) )	3/22/2011 1/18/2011	$ $	47,167 264,136	$ $	119,531 669,372
David Hastings CPA	15,000(4 30,000(2	) )	1.35 2.70	% %	$ $	10.00(3 28.00(3	) )	3/22/2011 1/18/2011	$ $	94,334 528,271	$ $	239,061 1,338,774
Harold E. Selick, Ph. D.	—		—			—		—		—		—

(1)
The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying common stock.

(2)
These options were granted under our Amended and Restated 1994 Equity Incentive Plan and become exercisable as to 25% of the shares on each of January 18, 2002, 2003, 2004 and 2005.

(3)
The exercise price of these options is equal to 100% of the fair market value of our common stock on the date the options were granted, as determined by our Compensation Committee.

(4)
These options were granted under our Amended and Restated 1994 Equity Incentive Plan and become exercisable as to 25% of the shares on each of March 22, 2002, 2003, 2004 and 2005.

(5)
The 80,000 options granted to Dr. Hill in 2001 were related to the company's performance and management's achievement of specific goals in 2000. In February 2002, Dr. Hill was awarded options for 40,000 shares with respect to 2001.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth certain information concerning exercisable and unexercisable stock options held by the named executive officers as of December 31, 2001. None of the named executives exercised stock options during 2001.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Stephen A. Hill	170,000	270,000	$1,980,000	$2,540,000
Philippe Bey, Ph.D	90,000	122,500	$1,057,145	$1,109,645
David Hastings CPA	15,000	90,000	$—	$105,000
Harold E. Selick, Ph. D.	—	—	$—	$—

(1)
Based on the difference between the exercise price of options and the closing price of the underlying shares of common stock on December 31, 2001 as reported by the Nasdaq National Market ($17.00).

EXECUTIVE EMPLOYMENT AGREEMENTS

        We currently have employment agreements with Drs. Hill, Bey and Selick.

        We entered into an employment agreement with Dr. Hill, agreeing to employ him as our President and Chief Executive Officer, effective April 1, 1999, at an initial annual base salary of $300,000. Pursuant to the employment agreement, Dr. Hill was granted options, which vest over four years, to acquire 320,000 shares of common stock at $4.625 per share. The employment agreement provides that we pay Dr. Hill $100,000 for certain warrants to which he would have been entitled had he remained with his prior employer. The agreement also requires (i) the payment of an annual bonus of up to $100,000 in his first year of employment upon the achievement of certain milestones as determined by our board of directors, and (ii) the payment of certain moving and relocation expenses. The agreement provides for continued employment until terminated by either party. If Dr. Hill is terminated without cause, as defined in the agreement, we will be required to make a one time payment to him equal to his annual base salary and to continue to provide him with insurance and other benefits for a period of one year.

        We entered into an employment agreement with Dr. Bey, agreeing to employ him as our Senior Vice President of Research and Development and Chief Scientific Officer, effective August 1999, at an initial annual base salary of $240,000. Pursuant to the employment agreement, Dr. Bey was granted options, which vest over four years, to acquire 170,000 shares of common stock at $4.56 per share. The agreement also requires (i) the payment of an annual bonus in his first year of employment of up to $60,000 upon the achievement of certain milestones as determined by our board of directors and (ii) the payment of certain moving and relocation expenses. The agreement provides for continued employment until terminated by either party. If Dr. Bey is terminated without cause, as defined in the agreement, we will be required to make a one time payment to him equal to his annual base salary and to continue to provide him with insurance and other benefits for a period of one year.

        Upon our acquisition of Camitro in January 2001, we entered into an employment agreement with Dr. Selick, agreeing to employ him as the President and Chief Executive Officer of Camitro Corporation effective January 29, 2001, at an annual salary of $250,000. The agreement also provides for the payment of an annual bonus upon the one-year anniversary of his employment. If Dr. Selick is terminated by us without cause, or if he leaves for good reason, as defined in the agreement, then we will be required to (i) make a one time payment to him equal to his annual base salary, (ii) provide him with insurance and other benefits for a period of one year, and (iii) accelerate the vesting of all of his options and restricted stock that he received in our acquisition of Camitro. The agreement also requires Dr. Selick to refrain from competing with us and from soliciting our customers and employees during his employment and for a period of one year thereafter. Dr. Selick left the company on March 31, 2002 for good cause due to changes in his duties. Consequently, he received the benefits described above.

REPORT OF THE AUDIT COMMITTEE

        In the course of its oversight of our financial reporting process, the Audit Committee of the board of directors has (i) reviewed and discussed with management our audited financial statements for the fiscal year ended December 31 2001, (ii) discussed with PricewaterhouseCoopers LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from the auditors required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and considered whether the provision of nonaudit services by the auditors is compatible with maintaining their independence.

        Based on the foregoing review and discussions, the Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                      By the Audit Committee,
                      Timothy Barabe, Chairman
                      Tuan Ha-Ngoc
                      Michael Rosenblatt, M.D.

PROPOSAL TO APPROVE AMENDENT TO OUR AMENDED AND RESTATED
1994 EQUITY INCENTIVE PLAN

General

        We are soliciting approval by the stockholders of an amendment to our Amended and Restated 1994 Equity Incentive Plan, referred to as the Equity Plan, to increase the number of shares available for awards made under the Plan. The following summary of the material terms of the Equity Plan is qualified by reference to the full text of the Equity Plan. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Equity Plan. A complete copy of the Equity Plan is available by writing to ArQule at 19 Presidential Way, Woburn, MA 01801, Attn.: David C. Hastings, Chief Financial Officer.

        The purpose of the Equity Plan is to attract and retain key employees and consultants and to provide an incentive for these persons to achieve long-range performance goals. The Equity Plan permits us to grant "Awards" to our employees and consultants, including incentive and non-statutory stock options, stock appreciation rights, performance shares, restricted stock, shares of stock units and other stock-based awards. To date, we have granted only incentive stock options, non-statutory stock options and, to a limited extent, restricted stock under the Equity Plan. Currently, we plan to issue only stock options pursuant to the Equity Plan in the future.

        On March 21, 2002, our board of directors voted to amend and restate the Equity Plan, subject to stockholder approval, to increase the number of shares issuable under the Equity Plan by 1,000,000 shares to an aggregate of 7,700,000 shares (subject to adjustment for stock splits and similar capital changes).

        Without giving effect to the proposed amendment, Awards may be granted under the Equity Plan for up to a total of 6,700,000 shares of common stock, subject to adjustment for stock splits and similar capital changes. We last increased the number of shares of common stock reserved for issuance under the Equity Plan in May 2001. As of April 3, 2002, 392 employees were eligible to participate in the Equity Plan and options to purchase an aggregate of 7,338,977 shares of common stock had been granted. Pursuant to the Equity Plan, 521,547 restricted shares of common stock have been issued, of which 48,444 restricted shares have been cancelled. Options to purchase 2,019,685 shares have been cancelled, options to purchase 1,701,886 shares have been exercised, and options to purchase 3,617,406 shares remained outstanding, leaving 907,605 shares available for issuance of new options under the Equity Plan. The closing price of our common stock as reported by the Nasdaq National Market on April 3, 2002 was $11.270.

Administration and Eligibility

        Awards are made by the Compensation Committee, which has been designated by the board of directors to administer the Equity Plan.

        Options under the Equity Plan are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions of each Award, including the exercise price, the form of payment of the exercise price, the number of shares subject to option and the time at which such options become exercisable. However, the exercise price of any incentive stock option granted under the Equity Plan may not be less than the fair market value of the common stock on the date of grant and the term of any such option cannot be greater than 10 years. The exercise price of any non-statutory stock option is determined by the Compensation Committee.

        Subject to certain limitations, the Compensation Committee may delegate to one or more of our executive officers the power to make Awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or "covered employees" for purposes of Section 162(m) of the Code. In July 2001 the Compensation Committee granted such authority to Dr. Hill.

Federal Income Tax Consequences Relating to Stock Options

        The following discussion briefly summarizes certain federal income tax consequences of options granted, and restricted stock awarded, under the Equity Plan and does not attempt to describe all possible federal or any foreign, state, local or other tax consequences related to options or restricted stock or tax consequences based upon particular circumstances.

        Incentive Stock Options.    An optionee does not realize income upon the grant or exercise of an incentive stock option, or an ISO, under the Equity Plan. If no disposition of shares issued to an optionee upon exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon disposition of such shares, provided that the shares are held as capital assets at the time of the disposition, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a capital gain and any loss sustained will be a capital loss and (b) no deduction is allowed to the company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income equal to the difference between the option price and the fair market value of the shares on the date of exercise.

        If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (referred to as a disqualifying disposition) then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a disposition of such shares) over the option price thereof and (b) the company is entitled to deduct this amount, provided that certain income tax reporting requirements are satisfied. Any further gain realized is taxed as a capital gain, provided that the shares are held as capital assets at the time of the disposition, and does not result in any deduction by us.

        If an optionee does not exercise an ISO within specified periods after termination of employment, the optionee will recognize ordinary income on the exercise of the ISO in the same manner as on the exercise of a non-statutory stock option, as described below.

        Non-statutory Stock Options.    Generally, income is not realized by the optionee at the time a non-statutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the company is entitled to a tax deduction for the same amount, provided that certain income tax reporting requirements are satisfied. Upon disposition of the shares, appreciation or depreciation in comparison to the value as of the date of exercise is generally treated as a capital gain or loss, provided that the shares are held as capital assets at the time of the disposition, and will not result in any deduction by us.

        Restricted Stock.    Shares of restricted stock granted under the Equity Plan will be subject to a substantial risk of forfeiture for the period of time specified in the Award. Unless a grantee of shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of the award over the amount, if any, paid for such shares. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses. The company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied. In general, gain or loss from the sale or exchange of shares received under an award of restricted stock will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of sale or exchange, and will not result in any deduction by us.

        Parachute Payments.    Where payments that are contingent on a change in control exceed limits specified in the Code, a payee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the exercise date of an option granted, or the vesting date of restricted stock awarded, under the Equity Plan is accelerated by a change in control of the company, such acceleration of the exercise or vesting date would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Approval of Amendment to the Equity Plan

        The board of directors has voted, subject to stockholder approval, to increase the number of shares issuable under the Equity Plan by 1,000,000 shares to an aggregate of 7,700,000 shares (subject to adjustment for stock splits and similar capital changes).

        The amendment is intended to ensure that a sufficient number of shares of common stock is available to issue to eligible persons in the future.

        The selection of persons who receive Awards under the Equity Plan and the size and types of Awards are generally determined by the Compensation Committee or its delegate in its or his discretion. Such future grants are not presently determinable, and it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups in 2002. The Company believes that the amendment of the Equity Plan would not have affected the number of options awarded under the Equity Plan in 2001. However, if the amendment is not approved the total amount of options granted in 2002 may be curtailed.

Vote Required

        The affirmative vote of a majority of the total votes cast and entitled to vote on this proposal will constitute approval of the amendment to the Equity Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted "FOR" the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL TO APPROVE AMENDMENT TO OUR 1996 EMPLOYEE STOCK PURCHASE PLAN

General

        We are soliciting approval of an amendment to Amended and Restated 1996 Employee Stock Purchase Plan, referred to as the Purchase Plan, to increase the number of shares available for issuance upon exercise of rights granted under the Purchase Plan. The following summary of the material terms of the Purchase Plan is qualified by reference to the full text of the Purchase Plan. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Purchase Plan. A complete copy of the Purchase Plan is available by writing to ArQule at 19 Presidential Way, Woburn, MA 01801, Attn.: David C. Hastings, Chief Financial Officer.

        The Purchase Plan provides our full-time employees the opportunity to purchase shares of the company's common stock by automatic payroll deduction or other means on favorable terms. Like the Equity Plan, the Purchase Plan helps us attract and retain top quality personnel, motivates them to acquire an equity stake in ArQule and provides an incentive for them to achieve long-range performance goals.

        On March 21, 2002, our board of directors voted to amend and restate the Purchase Plan, subject to stockholder approval, to increase the aggregate number of shares of common stock subject to purchase under the plan by 200,000 shares to 720,000 shares (subject to adjustment for stock splits and similar capital changes).

        Without giving effect to the increase authorized by the board of directors on March 21, 2002, an aggregate of 520,000 shares of common stock has been reserved for issuance under the Purchase Plan, subject to adjustment for stock splits and similar capital changes. We last increased the number of shares of common stock reserved for issuance under the Purchase Plan in May 2001. As of April 3, 2002, 392 employees were eligible to participate in the Purchase Plan and 405,261 shares had been purchased under the Purchase Plan. The closing price of our common stock on April 3, 2002, as reported by the Nasdaq National Market, was $11.270.

Administration and Eligibility

        The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Our board of directors, at its discretion, grants rights to purchase shares of common stock under the Purchase Plan. The board of directors determines the frequency and duration of individual offerings under the Purchase Plan and the date(s) when stock may be purchased. All of our full-time employees are eligible to participate in the Purchase Plan.

        Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share in an offering is not less than 85% of the lower of the fair market value of common stock on the first day of an offering period or the applicable exercise date. The purchase price may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Compensation Committee.

        In accordance with Section 423 of the Code, no employee may participate in an offering under the Purchase Plan if, immediately after the right to acquire shares of common stock in the offering is granted, the employee would own 5% or more of the voting stock or value of the company (including stock that may be purchased through subscriptions under the Purchase Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the common stock at the time the right to purchase the common stock is granted) through the Purchase Plan in any calendar year. In addition, each employee's purchases in any calendar year cannot exceed 15% of the employee's annual rate of compensation.

        The Purchase Plan may be amended or terminated at any time by the board of directors, subject to any necessary approval by stockholders. In particular, any Purchase Plan amendment that would increase the number of shares offered under the Purchase Plan requires stockholder approval.

Federal Income Tax Consequences Relating to the Purchase Plan

        The following discussion briefly summarizes certain federal income tax consequences of participation in the Purchase Plan and does not attempt to describe all possible federal or any foreign, state, local or other tax consequences of such participation or tax consequences based upon particular circumstances.

        A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received by the participant. No other income with respect to the shares purchased will be recognized until disposition of the shares acquired or the participant's death. The tax consequences upon disposition generally depend on the holding period of the purchased shares.

        In order to qualify for favorable tax treatment, a participant must hold shares purchased under the Purchase Plan for more than two years from the offering commencement date and more than one year after the actual purchase date of the shares. Then, upon sale or other disposition of the shares, the participant will be treated as having received an amount of taxable compensation income equal to the lesser of (i) the amount, if any, by which the fair market value of such shares at the commencement of the offering exceeds the actual purchase price the participant pays for such shares and (ii) the amount by which the fair market value of such shares at the time of disposition exceeds the actual purchase price paid by the participant. No deduction will be allowed to the company for Federal income tax purposes upon the purchase of shares or, if the participant waits the prescribed period dispose of such shares, upon disposition. Any difference over or under the participant's tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon disposition of the shares) will be treated as a capital gain or loss. However, if the participant does not wait the prescribed period to dispose of such shares, he or she will be treated as having received taxable compensation income upon disposition equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and we will be allowed to deduct that amount.

        If a participant dies while owning shares purchased under the Purchase Plan, the excess of the fair market value of such shares at the commencement of the offering period over the aggregate purchase price for such shares (or, if less, the excess of the fair market value of such shares on the date of death over the aggregate purchase price paid for such shares) is recognized by the participant as ordinary income in the year of death, and we would not be allowed a deduction for Federal income tax purposes.

Amendment to Purchase Plan

        The board of directors has voted, subject to approval of the stockholders, to increase the number of shares available for issuance upon exercise of rights granted under the Purchase Plan by 200,000 shares to an aggregate of 720,000 shares (subject to adjustment for stock splits and similar capital changes).

        The amendment is intended to ensure that a sufficient number of shares of common stock is available to be issued to participants in the Purchase Plan in the future.

        The Compensation Committee determines, in its discretion, the frequency and duration of offerings under the Purchase Plan, while the number of shares purchased is generally determined by both the number of rights to purchase shares granted by the board of directors, the number of participants and the number of shares the participants wish to purchase. Such future grants are not presently determinable, and it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups in 2002. The company believes that the proposed amendment to the Purchase Plan would not have affected the number of rights to purchase common stock that were granted under the Purchase Plan in 2001. However, if the amendment is not approved the total amount of shares available for issuance upon exercise of rights granted in 2002 may be curtailed.

Vote Required

        The affirmative vote of a majority of the total votes cast and entitled to vote on this proposal will constitute approval of the amendment to the Purchase Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted "FOR" the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the votes on this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL TO APPROVE AMENDMENT TO OUR AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN

General

        We are soliciting approval of an amendment to our Amended and Restated 1996 Director Stock Option Plan, referred to as the Director Plan, to increase the number of shares available for awards made under the Plan. The following summary of the material terms of the Director Plan is qualified by reference to the full text of the Director Plan. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Director Plan. A complete copy of the Director Plan is available by writing to ArQule at 19 Presidential Way, Woburn, MA 01801, Attn.: David C. Hastings, Chief Financial Officer.

        The purpose of the Director Plan is to attract and retain qualified non-employee directors to serve on our board of directors and to encourage stock ownership of our common stock by such directors so as to provide additional incentives to promote our success.

        On March 21, 2002, our board of directors voted to amend and restate the Director Plan, subject to stockholder approval, to increase the number of shares issuable under the Director Plan by 100,000 shares to an aggregate of 290,500 shares (subject to adjustment for stock splits and similar capital changes).

        Without giving effect to the proposed amendment, the Director Plan currently authorizes the grant of nonstatutory stock options for the purchase of a maximum of 190,500 shares of common stock, subject to adjustment for stock splits and similar capital changes, to eligible directors as defined below. We last increased the number of shares in May 2000. As of April 3, 2002, options to purchase an aggregate of 159,000 shares of common stock had been granted under the Director Plan, of which no options to purchase shares have been cancelled, leaving 31,500 shares available for future grants. The closing price of our common stock on April 3, 2002 was $11.270.

Administration and Eligibility

        All of our non-employee directors are eligible to participate in the Director Plan. Pursuant to the Director Plan, an option to purchase 7,500 shares of common stock is automatically granted to each non-employee director at the time that he or she is first elected or appointed to the board of directors. This initial option becomes exercisable as to 2,500 shares on the date of each of the three annual meetings following the date of grant. In addition, at each annual meeting of stockholders, each eligible director serving as a member of the board of directors prior to and immediately after such annual meeting is automatically granted an immediately exercisable option to purchase 3,500 shares of common stock (whether the director is a nominee for election at such annual meeting). The exercise price of options granted under the Director Plan is the closing price of our common stock on the Nasdaq National Market on the trading date preceding the grant, and the term of each option granted under the Director Plan is ten years.

Federal Income Tax Consequences Relating to Director Plan Options

        Options granted under the Director Plan are nonstatutory stock options. Please refer to the discussion of the tax consequences relating to nonstatutory stock options under the section above entitled Proposal to Amend Our Amended and Restated 1994 Equity Incentive Plan.

Approval of Amendment to our Amended and Restated 1996 Director Stock Option Plan

        The board of directors has voted, subject to stockholder approval, to increase the number of shares of common stock available for awards under the Director Plan by 100,000 shares to an aggregate of 290,500 shares (subject to adjustment for stock splits and similar capital changes).

        The amendment is intended to ensure that a sufficient number of shares of common stock is available to issue to eligible directors in the future.

        As grants under the Director Plan are automatic in prescribed amounts, the amendment would not have affected the number of options granted pursuant to the Director Plan in 2001. However, if the amendment is not approved, the total amount of options granted in 2002 may be curtailed.

Vote Required

        The affirmative vote of a majority of the total votes cast and entitled to vote on this proposal will constitute approval of the amendment to the Director Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted "FOR" the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        In 2001, the Compensation Committee consisted of Dr. Cautreels, Dr. Gage and Ms. Avakian who became a member in March 2000. None of the members of the Compensation Committee has been an officer or employee of ArQule.

        The Compensation Committee acts for the board of directors with respect to the company's compensation practices and their implementation. It sets and implements the compensation of our officers and administers the Amended and Restated 1994 Equity Incentive Plan and the Amended and Restated 1996 Employee Stock Purchase Plan. The Compensation Committee met seven times in 2001.

        On March 5, 1998, Dr. Gage was appointed the President of Wyeth-Ayerst Research, a division of American Home Products Corporation, after the merger of American Home Products and Genetics Institute, Inc., of which Mr. Gage was President. We entered into a collaborative agreement with Wyeth-Ayerst in July 1997, pursuant to which Wyeth-Ayerst subscribed to our Mapping Array™ Program and committed to a minimum number of Directed Array™ Programs. Wyeth-Ayerst made a $2 million equity investment in ArQule in June 1998. The total value of this agreement was up to $26.2 million in committed payments. In addition, Wyeth-Ayerst agreed to pay us development milestones and royalties from the sales of products resulting from the collaboration. Dr. Gage resigned as a director effective January 4, 2002. By agreement with Wyeth Pharmaceutical, we did not renew this agreement and effective January 2002 this collaboration was ended.

        Dr. Cautreels has been the Global Head of Research and Development of Solvay Pharmaceuticals B.V. since May 1998 and has been one of our directors since September 1999. In November 1995, we entered into a five-year agreement with Solvay Duphar B.V., which was superseded by an amended and restated agreement with Solvay Pharmaceuticals B.V. in January 2001 extending the collaboration through December 31, 2003. We received a total of $18.1 million under the original agreement. Solvay is committed to make additional payments if we achieve certain development milestones and to pay royalties on sales of any drugs that result from the relationship. In connection with the original collaboration, an affiliate of Solvay, Physica B.V., made a $7 million equity investment in ArQule.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Compensation Committee Interlocks and Insider Participation" described above.

SHARE OWNERSHIP

        The following table and footnotes set forth certain information regarding the beneficial ownership of the company's common stock as of February 15, 2002 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) our named executive officers, (iii) our directors and nominee for election as director, and (iv) all current executive officers and directors as a group.

	Shares Beneficially Owned (1)
5% Stockholders
	Number	Percent
OrbiMed Advisors LLC (2) 767 Third Avenue, 6th Floor New York, New York	1,918,400	9.44%
Directors and Executive Officers
Laura Avakian (3)	18,500	*
Timothy Barabe (4)	2,500	*
Werner Cautreels, Ph.D. (5)	18,000	*
Ariel Elia (6)	33,667	*
L. Patrick Gage, Ph.D. (7)	31,500	*
Tuan Ha-Ngoc (8)	18,000	*
Michael Rosenblatt, M.D. (9)	25,000	*
Philippe Bey, Ph. D. (10)	96,760	*
David C. Hastings (11)	41,250	*
Stephen A. Hill, M.D. (12)	284,026	*
Harold E. Selick, Ph. D.	189,890	*
All current directors and executive officers as a group (10 persons) (13)	759,093	3.59%

*
Indicates less than 1%

(1)
The persons and entities named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below. Share numbers include shares of common stock issuable pursuant to the outstanding options that may be exercised within sixty (60) days after April 3, 2002.

(2)
These shares are beneficially owned by OrbiMed Advisors Inc., a corporation organized under the laws of Delaware, and OrbiMed Advisors LLC, a Delaware limited liability company, based on the Schedule 13G filed by OrbiMed Advisors Inc., Orbimed Advisors LLC and Samuel D. Isaly with the SEC on February 15, 2002.

(3)
Consists of (i) 500 shares of common stock, and (ii) 18,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2002.

(4)
Consists solely of 2,500 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2002.

(5)
Consists solely of 18,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2002.

(6)
Consists of (i) 20,000 shares of common stock, and (ii) 13,667 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2002.

(7)
Consists of (i) 10,000 shares of common stock and (ii) 21,500 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2002.

(8)
Consists solely of 18,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2002.

(9)
Consists solely of 25,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2002.

(10)
Consists of (i) 1,135 shares of common stock, and (ii) 95,625 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2002.

(11)
Consists solely of 41,250 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2002.

(12)
Consists of (i) 4,026 shares of common stock, and (ii) 280,000 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2002.

(13)
Includes 533,542 shares of common stock subject to options that are presently exercisable or will become exercisable within sixty (60) days of April 3, 2002. See footnotes (3) through (11).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our executive officers and directors are required under Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

        Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that during 2001 our executive officers and directors complied with all applicable Section 16(a) filing requirements with the exception that the Initial Statement of Beneficial Ownership on Form 3 for Timothy Barabe was filed late.

INFORMATION CONCERNING AUDITORS

        The firm of PricewaterhouseCoopers LLP, independent accountants, has audited our accounts since our inception and will do so for 2002. The board of directors has appointed PricewaterhouseCoopers LLP to serve as our independent auditors for the fiscal year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

        The fees for services provided by PricewaterhouseCoopers LLP to us in 2001 were as follows:

Audit Fees	$118,000
Financial Information Systems
Design and Implementation Fees	$0
All Other Fees (including audits of benefit plans, acquisition review and preparation of tax returns)	$144,914

STOCKHOLDER PROPOSALS

        Assuming our 2003 Annual Meeting of Stockholders is not more than 30 days before or 30 days after May 16, 2003, if you wish to bring business before or propose director nominations at the 2003 Annual Meeting, you must give written notice to ArQule by March 2, 2003 (the date 75 days before the anniversary of the 2002 Annual Meeting).

        If you intend to bring such a proposal at the 2003 Annual Meeting, and you would like us to consider the inclusion of your proposal in our proxy statement for the meeting, you must provide written notice to ArQule of such proposal prior to December 25, 2002.

        Notices of stockholder proposals and nominations should be given in writing to David C. Hastings, Chief Financial Officer, ArQule, Inc., 19 Presidential Way, Woburn, Massachusetts, 01801.

OTHER MATTERS

        The board of directors does not know of any business to come before the meeting other than the matters described in the notice of meeting. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

        ANY HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR COPIES OF OUR ANNUAL REPORT ON FORM 10-K SHOULD BE ADDRESSED TO DAVID C. HASTINGS, CHIEF FINANCIAL OFFICER, ARQULE, INC., 19 PRESIDENTIAL WAY, WOBURN, MASSACHUSETTS, 01801. IN ADDITION, OUR ANNUAL REPORT MAILED TO STOCKHOLDERS CONTAINS THE FULL TEXT OF OUR FILING ON FORM 10-K.

APPENDIX A

ARQULE, INC.

Amended and Restated

1994 Equity Incentive Plan

        As amended and restated by the Board of Directors on March 21, 2002, subject to the approval of the stockholders.

Section 1. Purpose

        This ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan (the "Plan") amends and restates the ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan by providing for the grant of equity incentives of various forms in the Company. The purpose of the Plan is to attract and retain key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2. Definitions

        "Affiliate" means any business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. For purposes hereof, "Control" (and with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation "control" shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting stock.

        "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan or any Award previously granted under the 1994 Equity Incentive Plan of the Company or the Amended and Restated 1994 Equity Incentive Plan of the Company as in effect prior to date this Plan was adopted by the Board of Directors.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

        "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan. If a Committee is authorized to grant Options to a Reporting Person or a "covered employee" within the meaning of Section 162(m) of the Code, each member shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively. Until such committee is appointed, "Committee" means the Board.

        "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

        "Company" means ArQule, Inc.

        "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

        "Effective Date" means October 28, 1994.

        "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

        "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

        "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

        "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

        "Other Stock-Based Award" means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

        "Participant" means a person selected by the Committee to receive an Award under the Plan.

        "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

        "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

        "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

        "Restricted Period" means the period of time selected by the Committee during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

        "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

        "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

        "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3. Administration

        The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4. Eligibility

        All employees and, in the case of Awards other than Incentive Stock Options, and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

Section 5. Stock Available for Awards

        (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 6,700,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6. Stock Options

        (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

        (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

        (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

        (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

        (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

Section 7. Stock Appreciation Rights

        (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

        (b) An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8. Performance Shares

        (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

        (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

        (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9. Restricted Stock

        (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of

Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

        (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10. Stock Units

        (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

        (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11. Other Stock-Based Awards

        (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

        (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12. General Provisions Applicable to Awards

        (a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

        (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

        (c) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

        (d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

        (e) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

        (f) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

        (g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

        (h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

        (i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

        (j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (k) Transferability. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

Section 13. Miscellaneous

        (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

        (c) Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.

        (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

        (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

This Plan was approved by the Board of Directors on October 17, 1994.
This Plan was approved by the stockholders on October 17, 1994.

The Board of Directors amended and restated this Plan on April 8, 1998.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 14, 1998.

The Board of Directors amended and restated this Plan on March 16, 2000.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2000.

The Board of Directors amended and restated this Plan on March 23, 2001.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 17, 2001.

The Board of Directors amended and restated this Plan on March 21, 2002.
The amendment and restatement has been submitted for approved by the stockholders at the Annual Meeting of Stockholders on May 16, 2002.

APPENDIX B

ARQULE, INC.

Amended and Restated 1996 Employee Stock Purchase Plan

        As amended and restated by the Board of Directors on March 21, 2002, subject to the approval of the stockholders.

1. Purpose.

        The purpose of this 1996 Employee Stock Purchase Plan (the "Plan") is to provide employees of ArQule, Inc. (the "Company"), and its subsidiaries, who wish to become shareholders of the Company an opportunity to purchase Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Eligible Employees.

        Subject to the provisions of Sections 7, 8 and 9 below, any individual who is a full-time employee (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employees shall include all employees whose customary employment is:

          (a) 20 hours or more per week and

          (b) more than five months

in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year.

3. Offering Dates.

        From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

4. Prices.

        The price per share for each grant of rights hereunder shall be the lesser of:

          (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

          (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

At its discretion, the Board of Directors may determine a higher price for a grant of rights.

5. Exercise of Rights and Method of Payment.

          (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.

          (b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

          (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6. Term of Rights.

        The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months. The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period. Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Board of Directors determines.

7. Shares Subject to the Plan.

        No more than five hundred twenty thousand (520,000) Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

8. Limitations on Grants.

          (a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Section 423(b)(3) of the Code.

          (b) No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

          (c) No right granted to any participating employee under an Offering, when aggregated with rights granted under any other Offering still exercisable by the participating employee, shall cover more shares than may be purchased at an exercise price equal to fifteen percent (15%) of the employee's annual rate of compensation on the date the employee elects to participate in the Offering or such lesser percentage as the Board of Directors may determine.

9. Limit on Participation.

        Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Board of Directors when it authorizes the Offering.

10. Cancellation of Election to Participate.

        An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest, unless otherwise determined by the Board of Directors, upon such cancellation.

11. Termination of Employment.

        Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest unless otherwise determined by the Board of Directors.

12. Employees' Rights as Shareholders.

        No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

13. Rights Not Transferable.

        Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

14. Amendments to or Discontinuation of the Plan.

        The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan.

15. Effective Date and Approvals.

        This Plan became effective on August 14, 1996, the date it was adopted by the Board of Directors. The shareholders of the Company approved the Plan within twelve (12) months of the date of adoption.

        The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company's counsel with, all applicable federal and state securities and other laws.

16. Term of Plan.

        No rights shall be granted under the Plan after August 14, 2006.

17. Administration of the Plan.

        The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

The Board of Directors amended and restated this Plan on March 23, 2001.
The amendment and restatement has been submitted for approved by the stockholders at the Annual Meeting of Stockholders on May 17, 2001.

The Board of Directors amended and restated this Plan on March 21, 2002.
The amendment and restatement has been submitted for approved by the stockholders at the Annual Meeting of Stockholders on May 16, 2002.

APPENDIX C

ARQULE, INC.

Amended and Restated 1996 Director Stock Option Plan

        As amended and restated by the Board of Directors on March 21, 2002, subject to the approval of the Stockholders.

        The purpose of this Amended and Restated 1996 Director Stock Option Plan (the "Plan") of ArQule, Inc. (the "Company") is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such directors so as to provide additional incentives to promote the success of the Company.

1. Administration of the Plan.

        Grants of stock options under the Plan shall be automatic as provided in Section 6. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by the Board of Directors of the Company (the "Board") or by a committee consisting of one or more directors appointed by the Board and such determination shall be final and binding upon all persons having an interest in the Plan.

2. Persons Eligible to Participate in the Plan.

        Each director of the Company who is not an employee of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan unless such director irrevocably elects not to participate.

3. Shares Subject to the Plan.

        (a) The aggregate number of shares of the Company's Common Stock which may be optioned under this Plan is 125,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b) In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company's Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

        (c) In the event of a consolidation or merger of the Company with another corporation where the Company's stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under the Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

        (d) Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4. Non-Statutory Stock Options.

        All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5. Form of Options.

        Options granted hereunder shall be in substantially the form of the attached EXHIBIT A or in such other form as the Board or any committee appointed pursuant to Section 1 above may from time to time determine.

6. Grant of Options and Option Terms.

        (a) Automatic Grant of Options. Upon the initial election of any person as a member of the Board who is an eligible director (whether or not such election is at an annual meeting of stockholders or otherwise), such person shall automatically be granted (i) an option to purchase 7,500 shares of Common Stock (an "Initial Option"). In addition, at each annual meeting of stockholders, each eligible director serving as a member of the Board prior to and immediately after such annual meeting (whether or not such director wasreelected at such meeting) shall automatically be granted an Annual Option to purchase 3,500 shares of Common Stock ("Annual Option"; the Annual Option together with the Initial Option are sometimes collectively referred to as "Options"). No Options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.

        (b) Date of Grant. The "Date of Grant" for Options granted under this Plan shall be the date of initial election as a director or the date of the annual stockholder meeting at which such Option was granted, as the case may be in accordance with Section 6(a).

        (c) Option Price. The option price for each Option granted under this Plan shall be the closing price for the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotations ("Nasdaq") National Market on the last trading day prior to Date of Grant.

        (d) Term of Option. The term of each Option granted under this Plan shall be ten years from the Date of Grant.

        (e) Exercisability of Options. (1) The Initial Options granted under this Plan shall become exercisable with respect to 2,500 shares on the date of the Company's next annual meeting of stockholders from the Date of Grant and each of the next two annual meetings of stockholders following such annual meeting of stockholders, but in all cases if and only if the Option holder is a member of the Board at the opening of business on that date. (2) The Annual Options granted under this Plan shall become exercisable with respect to all 3,500 shares on the Date of Grant.

        (f) General Exercise Terms. Directors holding exercisable Options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such Options at the time they ceased being a director for the full unexpired term of such Option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the director at the time of his or her death. The rights of the Option holder may be exercised by the holder's guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder's estate or his or her transferee on death in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any Options may be exercised after the expiration of ten years from their Date of Grant.

        (g) Method of Exercise and Payment. Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full Option price for the shares of Common Stock as to which they are exercised. The Option price shall be paid in cash or by check or in shares of Common Stock of the Company, or in any combination thereof. Shares of Common Stock surrendered in payment of the Option price shall have been held by the person exercising the Option for at least six months, unless otherwise permitted by the Board. The value of shares delivered in payment of the Option price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the Option) a certificate or certificates for the number of shares as to which the exercise is made.

        (h) Non-Transferability. Options granted under this Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

7. Limitation of Rights.

        (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an Option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an Option holder as a director for any period of time or at any particular rate of compensation.

        (b) No Stockholders' Rights for Options. A director shall have no rights as a stockholder with respect to the shares covered by Options until the date the director exercises such Options and pays the Option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option is exercised and paid for.

8. Amendment or Termination.

        The Board may amend or terminate this Plan at any time, provided that, to the extent necessary or desirable to comply with Rule 16b-3, this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

9. Stockholder Approval.

        The 1996 Director Stock Option Plan was approved by the stockholders of the Company by an affirmative vote of the holders of a majority of the shares of Common Stock present, or represented and entitled to vote, at the Company's 1997 annual meeting of stockholders and any further amendments hereto shall be subject to stockholder approval to the extent (i) required by law, (ii) required by Nasdaq or stock exchange listing requirements, as determined by the Board of Directors, or (iii) as desirable, as determined by the Board of Directors, to comply with Rule 16b-3. In the event any approval is not obtained, all Options granted under this Plan after such further amendment shall be void and without effect.

10. Governing Law.

        This Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

The Board of Directors amended and restated this Plan on March 16, 2000.
The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2000.

The Board of Directors amended and restated this Plan on March 21, 2002.
The amendment has been submitted for approval by the stockholders at the Annual Meeting of Stockholders on May 16, 2002.

[ARQULE LOGO]

ARQULE, INC. 19 PRESIDENTIAL WAY WOBURN, MA 01801	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to ArQule, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ARQULE	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETAIN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARQULE, INC.

The Board recommends a vote FOR Proposals 1, 2, 3 and 4.

Vote On Director 1. Proposal to elect director Michael Rosenblatt, M.D.	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark "For All Except" and write the nominee's name on the line below.

Vote On Proposals
	For	Against	Abstain
2. Proposal to amend the Amended and Restated 1994 Equity Plan to increase the number of shares covered by the plan by 1,000,000 shares.	☐	☐	☐
3. Proposal to amend the Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares covered by the plan by 200,000 shares.	☐	☐	☐
4. Proposal to amend the Amended and Restated 1996 Director Stock Option Plan to increase the number of shares covered by the plan by 100,000 shares.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholders. If no specification is made, this proxy will be voted "FOR" all proposals. In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting.

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
ARQULE, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 16, 2002

The undersigned stockholder of ArQule, Inc. hereby appoints David C. Hastings and J. David Jacobs, and each of them acting singly as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ArQule, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Eastern Daylight Saving Time on May 16, 2002, at The Museum of Science, Science Park, Boston, MA 02114, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE AND "FOR" PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

ARQULE, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ARQULE, INC.
ELECTION OF DIRECTOR
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN OF ARQULE, INC., NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX AND NASDAQ PHARMACEUTICALS INDEX
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
EXECUTIVE EMPLOYMENT AGREEMENTS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL TO APPROVE AMENDENT TO OUR AMENDED AND RESTATED 1994 EQUITY INCENTIVE PLAN
PROPOSAL TO APPROVE AMENDMENT TO OUR 1996 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL TO APPROVE AMENDMENT TO OUR AMENDED AND RESTATED 1996 DIRECTOR STOCK OPTION PLAN
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHARE OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INFORMATION CONCERNING AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
ARQULE, INC.
Amended and Restated
1994 Equity Incentive Plan
APPENDIX B
ARQULE, INC.
Amended and Restated 1996 Employee Stock Purchase Plan
APPENDIX C
ARQULE, INC.
Amended and Restated 1996 Director Stock Option Plan
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARQULE, INC.
ANNUAL MEETING OF STOCKHOLDERS May 16, 2002